Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3/ASR of our report dated May 20, 2020 relating to the financial statements and supplemental schedule of the Alliance Data Systems 401(k) and Retirement Savings Plan, which appears in the Annual Report on Form 11-K for the year ended December 31, 2019, filed by Alliance Data Systems Corporation with the Securities and Exchange Commission on May 20, 2020.

/s/ Ary Roepcke Mulchaey, P.C.

Columbus, Ohio

December 7, 2020.

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